Exhibit 10.9

When recorded, mail to:

U.S. Bank National Association

170 South Main Street, 6th Floor

Salt Lake City, UT  84101
Attn:  Ryan Kendrick

DEED OF TRUST,
ASSIGNMENT OF RENTS, SECURITY AGREEMENT
AND FINANCING STATEMENT

O.COM LAND, LLC

APN:  21-26-276-003-000 and 21-26-279-002-0000

(Salt Lake County, Utah Property)

THIS DEED OF TRUST SECURES, AMONG OTHER OBLIGATIONS, PROMISSORY NOTES, THE INTEREST RATE UNDER WHICH MAY VARY ACCORDING TO CHANGES IN AN INDEX RATE OF INTEREST IN ACCORDANCE WITH THE PROMISSORY NOTES GIVEN TO BENEFICIARY.

THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT WITH RESPECT TO ANY PORTION OF THE PROPERTY IN WHICH A PERSONAL PROPERTY SECURITY INTEREST OR LIEN MAY BE GRANTED OR CREATED PURSUANT TO THE UTAH UNIFORM COMMERCIAL CODE OR UNDER COMMON LAW, AND AS TO ALL REPLACEMENTS, SUBSTITUTIONS, AND ADDITIONS TO SUCH PROPERTY AND THE PROCEEDS THEREOF.  FOR PURPOSES OF THE SECURITY INTEREST OR LIEN CREATED HEREBY, BENEFICIARY IS THE “SECURED PARTY” AND TRUSTOR IS THE “DEBTOR.”

THIS DEED OF TRUST IS INTENDED ALSO TO BE A FIXTURE FILING TO BE RECORDED IN THE REAL ESTATE RECORDS OF THE APPLICABLE COUNTY AND IS TO BE INDEXED NOT ONLY AS A DEED OF TRUST BUT ALSO AS A FIXTURE FILING.

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Deed of Trust”) is made as of the 24th day of October, 2014, among O.com Land, LLC, a Utah limited liability company, whose address is 6350 South 3000 East, Salt Lake City, Utah 84121, as trustor (“Trustor”), First American Title Insurance Company, whose address is 215 South State Street, Suite 380, Salt Lake City, Utah 84111, as trustee (“Trustee”), and U.S. Bank National Association, whose address is 170 South Main Street, 6th Floor, Salt Lake City, Utah 84101, as Administrative Bank for the Banks identified in the Loan Agreement referred to below, as beneficiary (“Beneficiary”).

This Deed of Trust is executed and delivered pursuant to a Loan Agreement dated on or about the date of this Deed of Trust by and among Trustor, Overstock.com, Inc. (“Overstock”); Beneficiary, and the Banks that are parties thereto (the “Loan Agreement”).  Capitalized terms herein not otherwise defined shall have the meanings given in the Loan Agreement.

WITNESSETH:

For good and valuable consideration, including the indebtedness herein recited, the receipt of which is hereby acknowledged, Trustor hereby irrevocably grants, conveys, transfers, warrants, pledges and assigns to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit of Beneficiary and, in addition thereto, hereby grants to Beneficiary a security interest in all of Trustor’s present and future right, title and interest in and to all of the following property (severally and collectively, the “Property”):

(a)           All of that certain real property located in Salt Lake County, Utah, and more particularly described on Exhibit A hereto (the “Real Property”);

(b)           All present and future tenements, hereditaments, easements, plats, subdivisions, declarations, bylaws, rights, leases, guaranties of leases, subleases, licenses, benefits, privileges, permits, water, water rights, grandfathered water rights, irrigation rights, ditch rights, shares of stock in or evidencing water rights, all other contractual rights to water, rights of way, pipes, ditches, fences and appurtenances belonging or in any way appurtenant to, and all oil, gas and other hydrocarbons and other minerals produced from or underlying, the Real Property or any portion thereof, or any improvements or development thereon, and all reversions, remainders, rents, issues, and profits thereof;

(c)           All buildings and improvements now or hereafter erected on the Real Property or any portion thereof, and all goods, equipment, inventory and fixtures now or hereafter attached to or located on or used in connection with the Real Property;

(d)           All of the beneficial interest of Trustor in any trust, if title or any interest of Trustor in the Real Property is vested in or held by a trustee;

(e)           All present and future licenses, permits, approvals and agreements from or with any governmental or quasi-governmental agency or entity or any other person relevant to the zoning, subdivision, division, development, improvement, use, lease, sale or other disposition of the Real Property or any portion thereof, or any buildings or improvements now or hereafter erected, placed or located on the Real Property or any portion thereof;

(f)            All present and future plans, specifications, drawings, analyses, surveys, reports and other design products, relating to all present and future buildings and other improvements (including landscaping) constructed on the Real Property or any portion thereof, and all rights in and to all architectural and engineering contracts, surety bonds, warranties, land use plans, studies, building contracts, soils reports, appraisals, feasibility and market studies, management agreements, operating agreements, franchise agreements, service contracts, development contracts, design contracts, sign design contracts, space planning contracts and any other agreements with respect to planning, designing, developing, or inspecting construction on, the Real Property or any portion thereof and any buildings or improvements thereon, together with any deposit accounts and funds maintained under, pursuant to, or in connection with any such contracts and agreements;

(g)           All present and future water service and wastewater agreements relating to the Real Property or any portion thereof, all buildings and other improvements or personal property now or hereafter placed, erected or located on the Real Property;

(h)           All present and future rights under or with respect to: (i) any declarations of restrictions governing or imposing rights or responsibilities on or with respect to any subdivisions, horizontal property regimes, condominiums, planned area developments, planned unit developments or master plans which are partially or wholly located on or affect the Real Property; (ii) any design review or architectural review committee and any property owners’, condominium association, or similar association described in or created by the documents referred to in the foregoing clause (i), together with any voting rights therein; and (iii) any and all other documents and instruments and any amendments relating to the operation, organization, control or development of the Real Property;

(i)            All adjacent streets (open or proposed), roads, sidewalks, alleys, public places, parking areas, and strips and gores of land now or hereafter appurtenant to or used or useful in connection with the Real Property or any portion thereof, or any buildings or other improvements now or hereafter erected, placed or located on the Real Property or any portion thereof;

(j)            All rights in and to any present or future contracts, agreements, commitments, options, revenues, deposits (including deposits with any public or private utility with respect to utility services furnished to the Real Property), refunds, credits, retentions, or other rights or considerations that in any way relate to or arise out of any development, use, improvement, sale or disposition of the Real Property or any portion thereof, or any buildings or other improvements or personal property now or hereafter erected, placed or located on the Real Property or any portion thereof, or any business now or hereafter conducted on the Real Property;

(k)           All rights in and to all present and future agreements or commitments for the purpose of financing, refinancing, selling or otherwise disposing of any interest in the Real Property or any portion thereof, and any buildings and other improvements now or hereafter located on the Real Property or any portion thereof;

(l)            All rights to the use of any trade name, trademark or service mark by which the Real Property or any portion thereof, or any improvements or development thereon, are known;

(m)          All rights under any policy or policies of insurance (including premium refunds and credits and insurance proceeds) insuring against damage or loss with respect to any portion of the Property, including all fire, casualty, business interruption, rent loss and flood insurance, whether or not such insurance is required by this Deed of Trust or Beneficiary;

(n)           All rights in and to any present and future deposit accounts, investment accounts or other accounts maintained with Beneficiary or with another institution into which disbursements of the loan secured hereby have been deposited;

(o)           All goods, materials, supplies, fixtures, machinery, furniture and furnishings, appliances, attachments, equipment, inventory, general intangibles, accounts, chattel paper, instruments, notes, drafts, letters of credit, documents and other personal property (to the extent that any of the foregoing constitute personal property under Governmental Requirements) that directly or indirectly relate to or are used or intended for use on or in connection with the use, leasing, development, design, financing, construction and/or sale of the Real Property or any portion thereof, or any buildings or improvements located thereon or any easements, appurtenances, hereditaments or privileges appurtenant or incident thereto; and

(p)           All (i) replacements and substitutions for, (ii) additions to, (iii) proceeds and products of (including all insurance proceeds and condemnation awards (or proceeds of any purchase in lieu thereof) which are or may become payable with respect thereto), and (iv) books, records and files relating to, all or any portion of the items described in the preceding paragraphs.

The foregoing descriptions of items constituting the Property shall be construed as cumulative and not limiting.  Unless the context clearly indicates otherwise, the terms “goods,” “equipment,” “inventory,” “accounts,” “instruments,” “chattel paper,” “general intangibles,” “proceeds” and “products” shall have the meanings provided for those terms in the Utah Uniform Commercial Code as may be amended.

This Deed of Trust is given in consideration of and as security for: (i) all Obligations of Trustor and Overstock under the Loan Agreement, the Loans made by Banks thereunder and all other Obligations of Trustor and Overstock under the other Loan Documents, but excluding the Guaranty and the Indemnity, which shall remain unsecured obligations not secured by this Deed of Trust; (ii) the payment of  the Real Estate Loan to Trustor evidenced also by the Real Estate Notes in the aggregate principal amount not to exceed $45,760,000.00, together with interest thereon and charges with respect thereto, and any and all advances now or hereafter made with respect thereto;  (iii) the payment by Overstock of  all Revolving Loans, Swing Line Loans and all LC Obligations under the Aggregate Revolving Commitment in the current stated amount of $10,000,000.00, evidenced also by the Revolving Notes, the Swing Line Notes and the Facility LCs, together with interest thereon and charges with respect thereto, and any and all advances now or hereafter made with respect thereto; (iv) any and all advances now or hereafter made under the terms and conditions of the Loan Agreement or this Deed of Trust, and any and all renewals, replacements, amendments, modifications or extensions of the Notes, the Loan Agreement or this Deed of Trust; (v) all of the terms, conditions, agreements, stipulations, covenants, and provisions of this Deed of Trust, the Loan Agreement, the other Loan Documents and any other agreement, document or instrument (and any and all renewals, replacements, amendments, modifications or extensions thereof) executed by Trustor in connection with the Notes, the Loan Agreement or the other Loan Documents, but excluding the Guaranty and the Indemnity, which shall remain unsecured obligations not secured by this Deed of Trust (collectively the “Loan Documents”); (vi) all late charges, default interest, prepayment charges or premiums, loan fees, commitment fees and extension fees described in the Notes, the Loan Agreement or the other Loan Documents and all costs of collecting the indebtedness or other amounts evidenced by the Notes or described in this Deed of Trust, the Loan Agreement or the other Loan Documents, including any and all costs and expenditures of a receiver in possession and reasonable attorneys’ fees; (vii) all obligations owed to Beneficiary or any of its affiliates under any and all interest rate protection agreements (swaps, collars, caps and other hedges) executed by Trustor in connection with the Loan Documents, whether now existing or hereafter arising; (viii) payment of all sums advanced by Beneficiary to protect the Property, with interest thereon equal to the default rate as provided by the Notes and the Loan Agreement; (ix) Trustor’s compliance with and performance of each and every provision of any declaration of covenants, conditions and restrictions, any maintenance, easement and party wall agreement, or any other agreement, document, or instrument by which the Property is bound or may be affected; and (x) all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (a) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (b) modifications, extensions or renewals at a different rate of interest whether or not, in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note.  This Deed of Trust shall also secure the payment and performance of any additional loans that may hereafter be made to Trustor which are evidenced by a promissory note or notes or other writings stating that they are secured by this Deed of Trust.  All of the foregoing payments and performances secured by this Deed of Trust are sometimes hereinafter referred to as the “Deed of Trust Obligations.”

TRUSTOR, TO PROTECT THE PROPERTY AND SECURITY GIVEN BY THIS DEED OF TRUST, HEREBY WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

1.             Warranty of Title.  All of Trustor’s present and future right, title and interest in the Property shall be subject to the lien and other terms and provisions of this Deed of Trust regardless of the time that any such right, title and interest is created, obtained by or conveyed, transferred or assigned to Trustor.

2.             Obligation to Maintain Property; Repairs; Inspection by Beneficiary.

(a)           Trustor shall reasonably care for and keep and maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and will at all times make such repairs, maintenance, renewals, and replacements as shall be necessary to reasonably maintain the Real Property and abutting grounds, sidewalks, roads, parking and landscape areas in good condition and repair, reasonable wear and tear excepted, all to the same extent as a prudent owner would make.  Trustor shall not substantially alter the Property, except as may be contemplated by the Loan Agreement and except for normal clearing, grading and construction activities, and as may be required by applicable Governmental Requirements.  All replacements of items of the Property will be of a value equal to or greater than the value of the item or items replaced.  Trustor shall not commit, or permit to occur, any material waste upon the Property that would cause a Material Adverse Occurrence to occur.

(b)           To Trustor’s Knowledge, (i) the Plans for the improvements on the Property comply with all Governmental Requirements applicable thereto and such Plans and improvements have been, or will be, approved by all Governmental Authorities and (ii) no notice of any violations of Governmental Requirements applicable to the Property has been received, nor have any Governmental Authorities or insurance underwriters required any changes to any Plans as submitted to Beneficiary.  All appropriate Governmental Authorities will have issued, as and when required, all required permits for the construction of the improvements on the basis of the Plans so approved.  Without Beneficiary’s prior written consent, Trustor will not (i) initiate any zoning reclassification of the Real Property, (ii) seek any variance under existing zoning ordinances applicable to the Real Property, (iii) use or permit the use of the Real Property in a manner than would result in such use becoming a nonconforming use under applicable zoning ordinances or other applicable Governmental Requirements, or (iv) impose any restrictive covenants upon the Real Property.  As of the date hereof, no action or proceeding is pending before any court, quasi-judicial body or administrative agency relating thereto.

(c)           In the event of any loss, damage or destruction to the Property, Trustor shall, to the extent that insurance proceeds are available for rebuilding under Section 3(h) below, or if an applicable Lease (defined in Section 7 below) requires rebuilding in the absence of available insurance proceeds, promptly and in a good and workmanlike manner repair, rebuild and restore such loss, damage or destruction to its original condition, pay when due all costs incurred, and keep the Property free from all Liens for work performed or materials furnished, whether superior or subordinate to the lien of this Deed of Trust.  Trustor may contest in good faith the validity or amount of any Lien by appropriate proceedings provided by Governmental Requirements, including payment of the Lien under protest, if required, provided that: (i) Trustor promptly pays any sums found to be due upon a final determination of the contested claim, charge, lien or encumbrance; and (ii) prior to any such contest, Trustor shall furnish Beneficiary a cash deposit, bond or other security, in amount and form satisfactory to Beneficiary, to protect Beneficiary against the sale or forfeiture of, or creation of a lien against, the Property.

(d)           Upon written notice to Trustor, except in the case of a bona-fide emergency, Beneficiary shall have the right at its sole risk to enter upon the Real Property at any and all reasonable times and to inspect the same to ascertain whether Trustor is in compliance with the terms and provisions of this Deed of Trust.

3.             Insurance.

(a)           Trustor shall at all times maintain the insurance required under Section 5.9 and Exhibit I of the Loan Agreement.

(b)           Trustor shall deliver to Beneficiary whenever requested certificate(s) of insurance in form and substance acceptable to Beneficiary or as required by the Loan Agreement with respect to the foregoing policies stating without limitation (i) that Beneficiary is the sole party named as mortgagee under a standard mortgagee endorsement with such endorsement referenced in and attached to the certificate, (ii) that Beneficiary has been named through endorsement as an additional insured under all liability policies with a copy of that endorsement referenced in and attached to the certificate (including coverage for Beneficiary’s sole negligence and for completed operations and stating that Beneficiary’s status as an additional insured shall be primary and non-contributory), (iii) that Trustor has been permitted by endorsement to enter into a waiver of subrogation with a copy of that endorsement referenced in and attached to the certificate, and (iv) that the insurer has agreed by endorsement to send to Beneficiary thirty (30) days’ notice of cancellation for any reason, with a copy of that endorsement referenced in and attached to the certificate.  All endorsements naming, or requiring notice to, Beneficiary shall be held for the ratable benefit of Banks.  All policies shall be issued by companies approved by Beneficiary and having an A-IX or better rating from Alfred M. Best Company, Inc.; all policies and renewals thereof are hereby assigned to Beneficiary.  Upon request of Beneficiary, Trustor shall provide certified copies of any and all of the foregoing policies.  Acceptance of policies tendered by Trustor shall not preclude Beneficiary from requiring other or additional insurance against the same or other hazards.

(c)           Trustor will give immediate written notice to Beneficiary of any loss or claim, and Beneficiary may make proof of loss if not made promptly by Trustor.  Each insurance company is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of to Trustor.  Insurance proceeds or any part thereof may be applied by Beneficiary, at its option, either to the reduction or payment of the Deed of Trust Obligations or to the repair, rebuilding and restoration of the Property lost, damaged or destroyed, but Beneficiary shall not be obligated to ensure the proper application of any amount paid over to Trustor.  Irrespective of the dollar amount of the loss or claim, Trustor shall provide Beneficiary with sufficient documentation and information necessary or required by Beneficiary to verify and confirm the exact nature and extent of the damage or destruction to the Property and the amount of funds required to repair or rebuild the Property, together with a budget (which shall be subject to Beneficiary’s approval) describing the repair or restoration work to be performed and the costs of labor and material for each stage of repair or restoration work.  In the event that proceeds are used for the repair, rebuilding and restoration of the Property, insurance proceeds shall be placed in a segregated account with Beneficiary and used for the repair, rebuilding and restoration of the insured loss, through such procedures and with such safeguards for release of such proceeds and payment of construction and related expenses as Beneficiary customarily imposes for advances of construction loan funds, which may include requirements that: (i) Trustor first expend or deposit into the escrow account any difference between the total cost of repair, rebuilding and restoration and the amount of such proceeds; (ii) Trustor, at its expense, promptly prepare and submit to Beneficiary all plans and specifications necessary for the restoration and repair of the damaged Property, together with evidence acceptable to Beneficiary setting forth the total expenditure needed for the restoration and repair based upon a fixed price contract with a reputable builder; (iii) the plans and specifications and all other aspects of the proposed restoration and repair be subject to Beneficiary’s approval in the exercise of its reasonable discretion; (iv) Trustor commence restoration and repair of the damaged Property only after Beneficiary shall have notified Trustor in writing that the use of proceeds for restoration and repair is allowable under this Section 3, that the required safeguards, procedures and assignments described in this Section 3 are in place and that the plans and specifications and all other aspects of the proposed restoration have been approved by Beneficiary, and Trustor shall thereafter proceed diligently with the restoration and repair until completed; (v) disbursements be made from the escrow account for the restoration and repair in accordance with a disbursement schedule; and (vi) all funds held in the escrow account be assigned to Beneficiary as further security for the Deed of Trust Obligations.  Any insurance proceeds not used for repair or restoration of the Property shall be applied to the last maturing installment of principal due and owing under the Notes.  The Property as rebuilt or restored shall be of at least equal value and substantially identical character as prior to the damage or destruction.

(d)           Upon (i) Beneficiary’s receipt of a trustee’s deed or sheriff’s deed to any portion of the Real Property, (ii) the taking by Beneficiary (or a receiver) of possession of the Property, or (iii) a conveyance in lieu of foreclosure if permitted by Beneficiary, all right, title and interest of Trustor in and to any property damage and casualty insurance policies then in force, including any right to unearned premiums, shall inure to the benefit of and pass to Beneficiary (or the receiver, as appropriate) and, upon sale, to the purchaser of the Property.  Trustor hereby irrevocably appoints Beneficiary and its successors and assigns as its duly constituted attorneys-in-fact, with full power of substitution, to transfer and assign such policies upon the occurrence of any of such events.

4.             Payment of Taxes, Assessments and Other Liens or Charges.  If the Real Property or any lot or parcel thereof is part of a larger tax or assessment parcel, Trustor shall, as soon after recordation of this Deed of Trust as is reasonably possible, cause the tax or assessment parcel to be split or amended so that its boundaries correspond to the boundaries of the Real Property and its lots or parcels.  Trustor may contest in good faith the validity or amount of any tax, assessment or governmental charge by appropriate proceedings provided by law, including payment of the tax, assessment or charge under protest, if required, provided that: (a) Trustor promptly pays any sums found to be due upon a final determination of the contested tax, assessment or governmental charge; and (b) prior to any such contest, Trustor shall furnish Beneficiary a cash deposit, bond or other security, in amount and form satisfactory to Beneficiary, to protect Beneficiary against the sale or forfeiture of, or creation of a lien against, the Property.  Trustor shall not consent to, or vote in favor of, the inclusion of any portion of the Real Property in a special improvement, assessment, community facilities or similar district without Beneficiary’s prior written consent.  Trustor shall provide Beneficiary with prompt notice of any written notification that Trustor may receive from any governmental authority or other person of any intent or proposal to form such a district that may include any portion of the Real Property, and Beneficiary shall have the right to object to the same, and to otherwise appear and participate in hearings and other proceedings, in its own name or in Trustor’s name.  Trustor shall pay or cause to be paid when due all charges for water, water delivery, gas, electric power and light, telephone, cable, satellite, sewer, waste removal, bills for repairs, and all other claims, encumbrances and expenses incident to the ownership and occupancy of the Property.

5.             Impounds.

(a)           Upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Trustor shall deposit with Beneficiary, in monthly installments, sufficient funds (as determined by Beneficiary) to enable Beneficiary to pay one month before delinquency all taxes, assessments and insurance premiums due with respect to the Property.  Each such installment shall be equal to the amount of estimated taxes and assessments, and premiums for such insurance, next due (as estimated by Beneficiary), less all installments already paid therefor, divided by the number of months that will elapse before one month prior to the date when such taxes and assessments or premiums shall become delinquent.  If amounts paid to Beneficiary under provisions of this Section 5 are insufficient to discharge the obligation of Trustor for such taxes, assessments or premiums as the same become due, Trustor shall pay to Beneficiary upon demand such additional sums as may be required to fully pay and discharge those items.

(b)           To the extent deposits are received by Beneficiary and used to pay taxes, assessments and premiums pursuant to this Section 5, such payments shall satisfy Trustor’s obligations to pay such taxes, assessments and premiums pursuant to Sections 3 and 4 hereof.  Any excess funds remaining after payment of all items before delinquency may be remitted to Trustor, or, if an Event of Default then exists, credited on the Deed of Trust Obligations.

(c)           Nothing in this Section 5 shall release Trustor from, or shift to Beneficiary, the obligation to pay taxes, assessments and insurance premiums as the same become due and payable, or be construed to cause Beneficiary to become a trustee of amounts deposited with Beneficiary; provided, however, Trustor shall not be in default of its obligations under this Deed of Trust to the extent Beneficiary fails to timely release funds from such impounds for the payment of the subject taxes, assessments and insurance premiums and Trustor fails to timely pay the same.  Deposits made under this Section 5 may be commingled with Beneficiary’s general corporate funds, and Beneficiary shall hold those deposits without the payment of interest.  All amounts paid and deposited hereunder are hereby assigned to Beneficiary as additional security for the Deed of Trust Obligations.  If any Event of Default occurs, Beneficiary may, at its sole option, apply all or any portion of such deposits to the cure or partial cure of the Event of Default without waiver of or prejudice to the rights of Beneficiary arising by virtue of such Event of Default, or to the payment of principal and interest on the Deed of Trust Obligations, in lieu of applying such deposits for any other purposes.

(d)           At Beneficiary’s request, Trustor shall cause to be furnished to Beneficiary a tax reporting service contract satisfactory in nature and duration, and with a company, satisfactory to Beneficiary, with respect to the Real Property.

6.             Eminent Domain.  Any award or payment of damages or compensation in connection with any private trespass or injury to the Real Property, exercise of the right of eminent domain or any condemnation proceeding for public use of or injury to the Real Property or any part thereof, or any right or interest therein, is hereby assigned and payable to Beneficiary, which may apply or release all or any portion of such award, compensation or damages received by it (net of the costs and expenses incurred by Beneficiary in collecting such amounts) in the same manner, upon the same conditions and with the same effect as provided in Section 3(h) of this Deed of Trust for the disposition of proceeds of fire or other insurance, as if references in Section 3(h) above to insurance proceeds instead referred to condemnation awards (or amounts paid in lieu thereof) and references to damage and casualty loss instead referred to the taking by condemnation or power of eminent domain (or conveyance in lieu thereof); provided that: (a) any award or compensation attributable to land or to improvements that will not be reconstructed shall be applied to the Deed of Trust Obligations; and (b) if any condemnation or taking renders the remaining portions of the Real Property unsuitable, in the judgment of an independent architect acceptable to Beneficiary and engaged by Trustor, for further development in accordance with the Plans submitted to and approved by Beneficiary as described in Section 3(h) above, the entire award or compensation shall be applied to the Deed of Trust Obligations.  Beneficiary shall be entitled to join and participate in any eminent domain or condemnation proceedings, including the negotiation and adjudication of any damages, award or settlement, and no stipulation or agreement shall be entered into by Trustor without the prior consent and approval of Beneficiary.  Trustor shall pay or reimburse to Beneficiary the reasonable legal expenses, appraisal and expert witness fees incurred by Beneficiary and any other reasonable, direct and out-of-pocket costs incurred by Beneficiary because of such eminent domain and condemnation proceedings.  If a cash bond or deposit is to be received by Trustor for the immediate possession of the Real Property, all sums paid shall be applied by Trustor to the Deed of Trust Obligations, unless otherwise agreed by Beneficiary.  Notwithstanding any application of sums paid, only Trustor shall be the withdrawing party of sums paid for the purpose of determining any liability for return of any such cash bond or deposit, and Trustor shall promptly satisfy any claim with respect to any such liability and shall save and hold Beneficiary harmless from any claim for return of such cash bond or deposit, including any claim asserted after the release and reconveyance of this Deed of Trust.  Any condemnation proceeds not used for repair or restoration of the Real Property shall be applied to the last maturing installment of principal due and owing under the Notes.

7.             Assignment of Rents, Profits and Leases.

(a)           All existing and future rents, revenues, income, receipts, issues and profits of the Property and now or hereafter arising out of any Leases (hereinafter defined) (collectively, “Rents”) and the entire right, title and interest of Trustor (including the right to exercise any landlord’s liens and any and all other rights and remedies to which Trustor would be entitled under any Lease or by law) in and under all present and future rental agreements, leases, subleases, licenses and all other agreements for the use and occupancy of all or any portion of the Property (including rights in any security deposits and advance rentals held for the benefit of Trustor), together with any extensions, renewals and modifications thereof (collectively, “Leases”), are hereby absolutely assigned and transferred to Beneficiary.  Beneficiary is authorized to give notice of this assignment, and Trustor agrees to execute, and to cause its property managers and affiliates to execute, any and all further commercially-reasonable instruments that Beneficiary may require to perfect this assignment.  Any provision hereof notwithstanding, so long as no Event of Default exists, Trustor shall have a license to collect assigned Rents as the same shall fall due.  However, upon the occurrence of any Event of Default, all right of Trustor to collect or receive such Rents (including those past due and unpaid) shall terminate, whereupon Beneficiary shall be entitled to demand and receive the payment of such Rents (including those past due and unpaid), and to proceed against any lessee or tenant (or its property) and/or any guarantors of the obligations of any lessee or tenant.  In such event, Trustor directs and authorizes the lessees and tenants of the Property and any guarantors to make to Beneficiary all payments required under the applicable Leases; Trustor hereby relieves any and all lessees and tenants from any liability to Trustor that Trustor might otherwise assert by reason of the lessee/tenant’s making such payment to Beneficiary.  All Rents collected by Beneficiary may be applied for the following purposes in any manner and order that Beneficiary deems advisable:

(i)            To the payment of all taxes and assessments levied against the Property if provision for paying those items has not otherwise been made;

(ii)           To the payment of construction and development and current operating costs and expenses (including management fees, sales taxes, repairs, maintenance and necessary acquisitions of property and expenditures for capital improvements) arising in connection with the Property;

(iii)          To the payment of any amounts due and owing to Beneficiary under the terms of the Deed of Trust Obligations (in the order set forth in the Loan Agreement);

(iv)          To the payment of any lease payments under any ground lease or amounts secured by any other mortgage or deed of trust on the Property approved by Beneficiary; and

(v)           Any remainder to Trustor or its designee or other assignee.

Receipt by Beneficiary of Rents shall not constitute a waiver of any other right that Beneficiary may have under this Deed of Trust or the laws of Utah, nor shall the receipt and application thereof cure any Event of Default or affect any foreclosure proceeding or any sale authorized by this Deed of Trust or the laws of Utah.

(b)           Except as expressly permitted by the Loan Agreement or this Deed of Trust, Trustor shall not, without Beneficiary’s prior written consent: (i) assign any of the Rents; (ii) collect any unreasonably large security deposits or any rent for more than one month in advance; (iii) change the general nature of the occupancy; (iv) initiate or acquiesce in any zoning reclassification; (v) terminate or accept a surrender of any Lease (except in the ordinary course of business in the exercise of Trustor’s sound business judgment); (vi) amend or modify any Lease to reduce (or effectively reduce by means of rent concessions, rent-free occupancy periods or the granting of tenant improvement allowances) the rent, or to grant any options to purchase or renew or any rights of first refusal; (vii) subordinate, or permit the subordination of, any Lease to the lien of a mortgage or deed of trust that is junior to this Deed of Trust; or (viii) take, fail to take or suffer any action that would impair the security for the Deed of Trust Obligations or Beneficiary’ interest in the Property or the Rents.  Any action taken in violation of the foregoing sentence shall be null and void.  Trustor shall fully and timely perform all of the obligations of the landlord under all Leases of any portion of the Property and shall enforce, short of termination, the performance by all lessees and tenants of all of their obligations under the Leases.

(c)           Beneficiary shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Trustor under any Lease, and Trustor hereby agrees to indemnify and hold Beneficiary harmless from any and all liability arising from any of the Leases or from the assignment contained in this Section 7.  Unless Beneficiary exercises its rights pursuant to Section 18 and, as a result, applicable Governmental Requirements impose such an obligation upon Beneficiary, this Section 7 shall not obligate Beneficiary to manage, care for or repair the Property or make Beneficiary liable for any loss or damage to any tenant, invitee, employee, licensee or any other person resulting from the failure to properly manage, care for or repair the Property.

(d)           In the event that Beneficiary exercises its rights to possess and exclude Trustor from the Property pursuant to Section 18 of this Deed of Trust, Beneficiary shall have full power and authority to employ such measures as it may deem necessary or advisable, in its sole discretion, to enforce the payment or security of the Rents, including actions for the recovery of rent, actions in forcible detainer and in distress for rent, and with full power: (i) to cancel or terminate any Lease for any reason that would entitle Trustor to cancel or terminate the same; (ii) to disaffirm any Lease which is subordinate to the lien of this Deed of Trust; (iii) to extend or modify any then existing Lease and to enter into new Leases, which extensions, modifications and new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Notes and beyond the date of issuance of a deed(s) to a purchaser(s) at a judicial or nonjudicial foreclosure sale, Trustor agreeing that any such Leases, and the options or other such provisions contained therein, shall be binding upon Trustor and all persons whose interests in the Property are subject to the lien of this Deed of Trust and upon the purchaser(s) at any foreclosure sale, notwithstanding any redemption, discharge or satisfaction of the Deed of Trust Obligations or any judgment in foreclosure rendered thereon, or issuance of any certificate of sale or deed to any purchaser(s); (iv) to undertake and complete all repairs, decorating, renewals, replacements, alterations, additions and improvements to the Property as Beneficiary may deem necessary or advisable; (v) to insure the Property and all risks incidental to Beneficiary’s possession, operation and management thereof; and (vi) to receive all of the Rents.

8.             Security Agreement.

(a)           Creation of Security Interest.  This Deed of Trust constitutes and shall be deemed to be a “security agreement” for all purposes of the Utah Uniform Commercial Code.  With respect to personal property comprising the Property (“Personal Property”), whether now owned or existing or hereafter acquired or arising, wherever located and whether in Trustor’s possession and control or in the possession and control of a third party, Beneficiary is granted a security interest hereunder, and shall be entitled to all the rights and remedies of a “secured party” under the Utah Uniform Commercial Code.

(b)           Representations, Warranties and Covenants of Trustor.  Trustor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive creation of any indebtedness of Trustor to Beneficiary and any extension of credit thereunder) as follows:

(1)           The Personal Property is not used or bought for personal, family or household purposes.

(2)           The tangible portion of the Personal Property will be kept on or at the Real Property or any improvements and Trustor will not, without the prior written consent of Beneficiary, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Trustor with similar items of greater value.

(3)           Trustor hereby authorizes Beneficiary to prepare and file one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of Utah in form reasonably satisfactory to Beneficiary and Trustor agrees to pay the actual cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.

(4)           Trustor’s principal place of business is in the State of Utah at Salt Lake City, Utah.  Trustor does not do business under any trade name except as previously disclosed in writing to Beneficiary.  Trustor will promptly notify Beneficiary in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name, and hereby authorizes the filing of additional financing statements necessary to reflect any such adoption or change.

(5)           Trustor shall promptly notify Beneficiary of any claim against the Personal Property adverse to the interest of Beneficiary therein.

(6)           The grant of a security interest to Beneficiary by this Deed of Trust shall not be construed to derogate from or impair the lien or provisions of, or the rights of Beneficiary under, this Deed of Trust with respect to any property described herein which is real property, or which the parties have agreed to treat as real property, including power of sale rights.

(c)           Use of Personal Property by Trustor.  Until the occurrence of an Event of Default hereunder or under any other Loan Document, Trustor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Deed of Trust and not inconsistent with any policy of insurance thereon.

(d)           Remedies Upon an Event of Default.

(1)           In addition to the remedies provided herein, upon the occurrence of an Event of Default hereunder, Beneficiary shall have all of the rights and remedies of a Secured Party under the Utah Uniform Commercial Code, and Beneficiary may, at its option, do any one or more of the following:

(A)          Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor with respect to the Personal Property or any part thereof.  In the event Beneficiary demands, or attempts to take possession of the Personal Property in the exercise of any rights under this Deed of Trust, Trustor agrees to promptly turn over and deliver possession thereof to Beneficiary;

(B)          Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, reasonable litigation costs and reasonable attorney’s fees) incurred in connection therewith;

(C)          Require Trustor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and deliver promptly such Personal Property to Beneficiary, or an agent or representative designated by Beneficiary.  Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor’s Property to exercise Beneficiary’s rights hereunder;

(D)          Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, any other Loan Document, or by law, either concurrently or in such order as Beneficiary may determine;

(E)           Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as Beneficiary may determine, the Personal Property and the remainder of the Property;

(F)           Sell, lease, or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Beneficiary may determine.  Beneficiary may be a purchaser at any sale; and

(G)          Exercise any other remedies of a secured party under the Utah Uniform Commercial Code, the other Loan Documents or any other applicable Governmental Requirement.

(2)           Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Trustor at least ten (10) days’ prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made.  Such notice may be mailed to Trustor at the address set forth in Section 38.

(3)           The proceeds of any sale under Section 8(d) shall be applied as follows:

(A)          To the repayment of the reasonable costs and expenses of taking, holding, and preparing for the sale and the selling of the Personal Property (including, without limitation, reasonable costs of litigation and reasonable attorneys’ fees) and the discharge of all Liens, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Liens subject to which such sale shall have been made);

(B)          To the payment of the Deed of Trust Obligations in the order set forth in the Loan Agreement; and

(C)          The surplus, if any, shall be paid to Trustor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(4)           Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to prevent Beneficiary from pursuing any further remedy that it may have.  Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

9.             Uniform Commercial Code Filings

(a)           The filing of one or more financing statements in the records relating to Personal Property shall in no way derogate or impair Beneficiary’s priority or rights on default to exercise either its rights and remedies as a Beneficiary of this Deed of Trust or as a secured party with respect to personal property under the Utah Uniform Commercial Code (the “UCC”) in connection with the items of the Property covered by the UCC.  This Deed of Trust is intended to and shall create a security interest in favor of Beneficiary in those items of the Property which are covered by the UCC, although such items are to be considered fixtures to the fullest extent permitted by Governmental Requirements.

(b)           Beneficiary shall also be entitled to proceed as to both the Real Property and all Personal Property or mixed Property and all fixtures in accordance with Beneficiary’s rights and remedies with respect to the Real Property as provided by Utah Code Annotated § 70A-9a-604 (or any replacement statute).

(c)           This Deed of Trust constitutes a security agreement and a financing statement (fixture filing) and it is hereby recited (to the extent that such recitation is required by Utah Code Annotated § 70A-9a-502 (or any replacement statute) because any portion of the Property may constitute fixtures) that this Deed of Trust is to be filed in the office where a mortgage on the Real Property would be recorded, which is the office of the recorder of the county in which the Real Property is located.  Trustor is the record owner of the Real Property.  Certain UCC financing statement information is set forth in Exhibit B to this Deed of Trust.

(d)           Trustor agrees that there shall be no financing statements filed naming Trustor as debtor and describing any of the Property as collateral without the prior written consent of Beneficiary.

(e)           Trustor irrevocably authorizes Beneficiary to prepare and file, in accordance with the UCC, financing statements, or such other documents as may be required from time to time to create, maintain and perfect the liens and security interests granted herein.  Trustor covenants and agrees that it will not make any change to its legal name, which legal name as shown in the introductory paragraph hereto is true and correct, its state of formation, organization or registration, or the location of its chief executive office or principal place of business, or its organizational structure or governing documents, without the prior written consent of Beneficiary.  Trustor further irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (A) indicate the Collateral (1) as all assets of Trustor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment.  Trustor agrees to furnish any such information to Beneficiary promptly upon request.  Trustor also ratifies its authorization for Beneficiary to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

10.          INTENTIONALLY OMITTED.

11.          Actions or Proceedings Affecting Property; Duty to Appear.  Trustor agrees to appear in and prosecute or defend any action or proceeding that may affect the priority of this Deed of Trust or the security, rights or powers of Beneficiary hereunder or that seeks to impose liability on Trustee or Beneficiary because of any act or omission of Trustor, and Trustor shall pay all reasonable costs and reasonable expenses (including the reasonable cost of searching title) and reasonable attorneys’ fees incurred in such action or proceeding.  Beneficiary may appear in and defend any action or proceeding purporting to affect the security or priority hereof or the rights or powers of Beneficiary.  Beneficiary may, if Beneficiary reasonably determines that Trustor is failing or will fail to do so, pay, purchase, contest or compromise any adverse Lien which, in the judgment of Beneficiary, appears to be prior or superior to the lien of this Deed of Trust.  All reasonable amounts paid, suffered or incurred by Beneficiary in exercising the authority granted in this Deed of Trust, including reasonable attorneys’ fees, shall be added to the Deed of Trust Obligations, shall be a lien on the Property and shall be due and payable by Trustor to Beneficiary on demand, together with interest from the date of advance until paid at the Default Rate.

12.          Additional Documents.  Trustor agrees to execute and deliver to Beneficiary, upon demand, any additional commercially-reasonable agreements, instruments or documents that Beneficiary deems reasonably necessary to secure to Beneficiary any right or interest granted or intended to be granted to Beneficiary under this Deed of Trust.  In the event any rights, easements or other hereditaments shall hereafter become appurtenant to any part of the Property, they shall become subject to the lien of this Deed of Trust.

13.          Sale, Lease or Conveyance by Trustor.

(a)           As a condition of its consent to any waiver of the restrictions set forth in Section 5.10 of the Loan Agreement, Beneficiary may require a change in the terms and conditions of repayment of the Deed of Trust Obligations, including payment of a fee, an increase in interest rate payable and/or a reduction in the time remaining prior to the maturity date.

(b)           Trustor shall give Beneficiary thirty (30) days’ prior written notice of any proposed transaction which requires Beneficiary’s consent, and Trustor shall furnish to Beneficiary such information as Beneficiary may reasonably require.  Beneficiary may require, as a condition of its consent to any transfer or conveyance of the Property or any portion thereof, that: (i) any person succeeding to an ownership interest in the Property or any portion thereof assume personal liability for the payment and performance of the Deed of Trust Obligations; (ii) Trustor confirm its continuing obligation and liability for the payment and performance of the Deed of Trust Obligations; (iii) Trustor shall have obtained and provided to Beneficiary evidence of the consent of all guarantors to the transfer and their acknowledgment that the transfer will not in any manner impair the validity or effectiveness of their respective guaranties; (iv) Trustor provide to Beneficiary such documentation, title insurance endorsements, opinions of counsel and other items as Beneficiary may determine are reasonably required or prudent to assure that Beneficiary’s rights under Beneficiary’s loan documents are maintained in full force and effect and are not impaired; (v) Trustor execute such financing statements and other documents as Beneficiary may reasonably require in its conservative discretion in order to continue the perfected status of its security interests with respect to the Property; (vi) Trustor or the transferee reimburse Beneficiary for its reasonable legal expenses in connection with the consideration and documentation of the transfer and assumption; and (vii) no Event of Default shall then exist.  Consent to any one transaction shall not release Trustor from personal liability for the Deed of Trust Obligations or be deemed to constitute consent to any other transaction, and shall in no way obligate Beneficiary to subordinate the lien of this Deed of Trust to any interest created by such sale, transfer, lease, assignment, conveyance, encumbrance or other disposition.

(c)           If the ownership of the Property or any portion thereof becomes vested in any person other than Trustor, Beneficiary may deal with such successor(s) in interest with reference to the Deed of Trust Obligations and this Deed of Trust in the same manner as with Trustor, without in any way vitiating or discharging Trustor’s liability hereunder or for payment of the Deed of Trust Obligations.  However, the foregoing sentence shall in no way constitute or imply Beneficiary’s consent to any transfer of the ownership of the Property or any portion thereof.

14.          Changes or Modification of Applicable Tax Laws.  In the event of the imposition after the date of this Deed of Trust of any Governmental Requirement of the United States of America, the State of Utah, or any other domestic or foreign Governmental Authority claiming to have jurisdiction, deducting from the value of real property for the purposes of taxation or assessment any lien thereon or changing in any way the taxation of mortgages, deeds of trust or of debts secured by mortgages or deeds of trust or the manner of the collection of any such taxes, and imposing a tax or assessment, either directly or indirectly on this Deed of Trust or the Notes, the sums evidenced or secured thereby or the interest payable thereon, Trustor shall pay the entire tax or assessment in addition to all other payments required hereunder and shall pay any such tax or assessment thereafter levied or assessed against the Real

Property.  The provisions of this Section 14 shall not apply to changes in federal and state income tax laws.

15.          Estoppel Certificate/Record Inspection.  Trustor, within ten (10) business days after written request by Beneficiary, which request shall not be made more than twice in any 12-month period, will furnish to Beneficiary a written statement, duly acknowledged, of the amount of the Deed of Trust Obligations and whether any offsets or defenses exist against the Deed of Trust Obligations and such other matters as Beneficiary may reasonably request.

16.          Reserved.

17.          Events of Default; Acceleration; Remedies.  Upon the occurrence of any Event of Default, and at any time thereafter while such Event of Default is continuing, Beneficiary may declare the Deed of Trust Obligations to be immediately due and payable pursuant to the Loan Agreement, and Beneficiary may exercise any one or more of the rights and remedies described herein and in the other Loan Documents.

18.          Beneficiary’s Right to Possession.  Following the occurrence of an Event of Default, then Beneficiary shall, at its option, be entitled to the immediate possession of the Property, with the right to manage the same as a mortgagee in possession, to operate any business thereon at the expense of and for the account of Trustor, and to collect and apply the Rents as described in Section 7 hereof.  Trustor and all persons claiming under Trustor shall, upon demand, immediately deliver possession of the Property to Beneficiary or its assigns.  Beneficiary shall not be liable to Trustor for any obligation or charge in dealing with the Property as a mortgagee in possession (other than for loss determined by a court of competent jurisdiction in a final and non-appealable judgment to have been caused by Beneficiary’s gross negligence or willful misconduct or that of Beneficiary’s employees, agents and representatives).  Nothing in this Section 18 shall impose upon Beneficiary: (a) any duty, obligation or responsibility for the control, care, management or repair of the Property, or for complying with or enforcing any of the terms and conditions of any lease agreement; or (b) any responsibility or liability for any waste committed on the Property by the tenants or by any other persons, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, employee or other person.

19.          Appointment of a Receiver.  Following the occurrence of an Event of Default, a receiver may be appointed, with or without notice (except for such notice as is required by Governmental Requirements or applicable court), whereupon the receiver shall immediately be entitled to possession of all of the Property.  Beneficiary’s right to a receiver shall be absolute and unconditional.  The receiver may be appointed without regard to the adequacy of any security for the Deed of Trust Obligations and Trustor shall immediately surrender possession of the Property to the receiver upon his appointment.  The receiver shall have the right to take possession of the Property, to collect the Rents therefrom, to complete the construction of any structures or improvements in progress thereon, to rent the Property or any part thereof, to operate any business thereon, and to exercise such other rights as may be granted by the court pending such proceedings, and up to the time of redemption or issuance of a trustee’s or sheriff’s deed.  Rents shall be applied to the costs and expenses of the receiver and the receivership, including costs of construction, and the balance shall be applied in the manner described in Section 7 hereof.  The receiver shall have the power to borrow money from any person, including Beneficiary, for expenses of operating, preserving, maintaining and caring for the Property, and completing the construction in progress of any improvements or structures upon the Property, and all such borrowed sums, together with interest thereon, whether expended or not, shall be added to the Deed of Trust Obligations.  The receiver may expend such borrowed money for the purposes described in this Section 19 during any redemption period and, upon any redemption, any unexpended amounts of such borrowed money shall be credited on the redemption price of the Property.  In addition, any reasonable, out-of-pocket costs incurred, or advances made, by Beneficiary in connection with the implementation or operation of the receivership, shall be added to the Deed of Trust Obligations, bear interest at the Default Rate and be secured by this Deed of Trust.

20.          Substitute Performance; Additional Remedies of Beneficiary; No Waiver.  Upon the occurrence of an Event of Default, Beneficiary, without obligation to do so and without releasing Trustor from any portion of the Deed of Trust Obligations, may pay or perform the Deed of Trust Obligations in such manner and to such extent as Beneficiary, in its sole good faith discretion, may deem necessary to protect the security hereof.  Beneficiary shall be authorized to enter upon the Property for such purposes.  All expenses or charges that Beneficiary may incur in connection with the care or preservation of the Property or any part thereof at any time, or the payment of any taxes, assessments, insurance premiums, or encumbrances levied upon or attaching to the Property or any portion thereof or interest therein, or any cost of redemption thereon, or any sums of money, charges, expenses or fees which Beneficiary may pay pursuant to any provision hereof or of the Loan Agreement, shall be added to the Deed of Trust Obligations, shall be payable by Trustor on demand, and shall bear interest at the then effective default rate from the date of advance until paid.

Upon the occurrence of an Event of Default, Beneficiary shall have all other remedies allowed or provided for under or described in the Loan Agreement, the Notes and all other writings executed or delivered in connection with the Deed of Trust Obligations, or available under applicable Governmental Requirements.  Any one or more rights and remedies available to Beneficiary may, at its option, be sought and exercised concurrently or consecutively, and in inconsistent proceedings, whether legal or equitable.  Beneficiary’s failure to exercise any of its rights upon an Event of Default shall not prejudice its rights in the event of any other or subsequent Event of Default.  Beneficiary’s delay in exercising any rights shall not preclude it from exercising the same at any time during the continuance of such Event of Default.  By accepting any performance or payment of any portion of the Deed of Trust Obligations after its due date, Beneficiary shall not waive the agreement contained herein that time is of the essence hereof, nor shall Beneficiary waive its rights to require prompt performance or payment when due of the remainder of the Deed of Trust Obligations or to consider failure to so perform or pay an Event of Default hereunder.

21.          Sale by Trustee Pursuant to Power of Sale; Judicial Foreclosure.  After the lapse of such time as may then be required by Utah Code Annotated § 57-1-24 or other applicable Governmental Requirements following the recordation of the notice of default, and notice of default and notice of sale having been given as then required by Utah Code Annotated § 57-1-25 and § 57-1-26 or other applicable Governmental Requirements, Trustee, without demand on Trustor, shall sell the Property on the date and at the time and place designated in the notice of sale, in such order as Beneficiary may determine (but subject to Trustor’s statutory right under Utah Code Annotated § 57-1-27 to direct the order in which the property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale or on such other terms as are set forth in the notice of sale.  The person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than forty-five (45) days beyond the date designated in the notice of sale, notice of the time, date, and place of sale shall be given in the same manner as the original notice of sale as required by Utah Code Annotated § 57-1-27.  Trustee shall execute and deliver to the purchaser a Trustee’s Deed, in accordance with Utah Code Annotated § 57-1-28, conveying the Property so sold, but without any covenant of warranty, express or implied.  The recitals in the trustee’s deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Beneficiary, may bid at the sale.  Trustee shall apply the proceeds of the sale as follows:

First: To the reasonable costs and expenses of exercising the power of sale and of the sale, including the payment of Trustee’s and attorneys’ reasonable fees actually incurred not to exceed the amount which may be provided for in this Deed of Trust.

Second: To payment of the obligations secured by this Deed of Trust in the order provided in the Loan Agreement.

Third: The balance, if any, to the person or person’s legally entitled to the proceeds, or Trustee, in the Trustee’s discretion, may deposit the balance of the proceeds with the clerk of the district court of the county in which the sale took place, in accordance with Utah Code Annotated § 57-1-29.

Upon any sale made under or by virtue of this Section 21, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Beneficiary may bid for and acquire the Property, whether by payment of cash or by credit bid in accordance with Utah Code Annotated § 57-1-28(1)(b).  In the event of a successful credit bid, Beneficiary shall make settlement for the purchase price by crediting upon the Deed of Trust Obligations of Trustor secured by this Deed of Trust such credit bid amount.  Beneficiary, upon so acquiring the Property or any part thereof, shall be entitled to hold, lease, rent, operate, manage, and sell the same in any manner provided by applicable Governmental Requirements.

In the event of any amendment to the provisions of Utah Code Annotated Title 57 referenced in this Deed of Trust, this Deed of Trust shall, at the sole election of Beneficiary, be deemed amended to be consistent with such amendments or Beneficiary may elect not to give effect to such deemed amendments hereto if permitted by applicable Governmental Requirements.

22.          Deficiency.  Trustor agrees to pay any deficiency to which Beneficiary may be entitled after applications of the proceeds of any sale and for which any beneficiary may commence suit to collect such deficiency in accordance with Utah Code Annotated § 57-1-32 or other applicable Governmental Requirements.

23.          Reinstatement.  If Trustor, Trustor’s successor in interest or any other person having a subordinate lien or encumbrance of record on the Property, reinstates this Deed of Trust and the Loan within three (3) months of the recordation of a notice of default in accordance with Utah Code Annotated § 57-1-31(1), such party shall pay to Beneficiary the reasonable cancellation fee contemplated by Utah Code Annotated § 57-1-31(2), as determined by Beneficiary, in accordance with its then current policies and procedures, whereupon Trustee shall record a notice of cancellation of the pending sale.

24.          Marshalling of Assets.  Trustor, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights to require a marshalling of assets by Trustee or Beneficiary.

25.          No Merger.  In the event of a foreclosure of this Deed of Trust or any other mortgage or deed of trust securing the Deed of Trust Obligations, the Deed of Trust Obligations then due Beneficiary shall not be merged into any decree of foreclosure entered by the court, and Beneficiary may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Deed of Trust Obligations.

26.          Request for Notice.  Beneficiary hereby requests, pursuant to Utah Code Annotated § 57-1-26(3), a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth on the first page of this Deed of Trust.

27.          Attorneys’ Fees and Expenses; Failure of Trustor to Vacate.  If any sale, proceeding, lawsuit or arbitration is commenced, or any attorney is retained to collect any amounts secured hereby or to enforce any rights granted Beneficiary hereunder (regardless of whether an action is actually commenced), Trustor shall pay Beneficiary’s reasonable attorneys’ fees and reasonable costs incurred in enforcing its rights under the Loan Documents, and Trustee’s reasonable attorneys’ fees, Trustee’s reasonable fees and its reasonable costs and reasonable expenses in connection with any sale proceedings or lawsuit.  In addition, Trustor shall pay a reasonable fee for title searches, foreclosure reports, trustee’s sale guaranties, litigation guaranties, publication costs, environmental assessments or appraisal reports made or obtained either (i) in preparation for and in the conduct of any such proceedings or suit, or (ii) to evidence to potential bidders at any judicial or nonjudicial sale pursuant to this Deed of Trust the true condition of title to or the value of the Property or any portion thereof.  All of the foregoing fees and expenses shall be payable on demand, added to the Deed of Trust Obligations and secured by this Deed of Trust, shall be included in any judgment or arbitration award obtained by Beneficiary and shall be paid to Beneficiary as part of any reinstatement tendered hereunder.  If Trustor fails to vacate the Real Property following foreclosure or sale, Trustor shall be a tenant at sufferance and subject to an action for forcible entry and detainer, wherein Beneficiary shall be entitled to collect from Trustor, in addition to all other amounts due hereunder, a reasonable rental for the Property during the period of such holding over at sufferance.  The foregoing amounts shall also be guaranteed by any guarantee(s) now or hereafter relating to the Deed of Trust Obligations.

28.          Reserved.

29.          Effect of Foreclosure on Existing Leases.  Upon any sale of the Property under this Deed of Trust, any Lease that is subordinate to the lien of this Deed of Trust shall be terminated by virtue of the sale under the prior lien and charge of this Deed of Trust, unless otherwise provided by Beneficiary in writing.

30.          Reconveyance of Property.  Upon (a) written request of Beneficiary stating that the entire Deed of Trust Obligations have been paid, (b) surrender of this Deed of Trust and the Notes to Trustee for cancellation and retention, and (c) payment of Trustee’s reasonable fees, if any, Trustee shall reconvey the Property without warranty.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

31.          Partial Reconveyance by Trustee; Dedication of Easements.

(a)           At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Notes, without affecting the personal liability of any person for payment or performance of any portion of the Deed of Trust Obligations or the lien or priority of this Deed of Trust, Trustee may reconvey any part of the Property, consent to any rezoning or the making of any map or plat thereof, join in granting any easement or dedication thereon or in creating any covenants, conditions or restrictions affecting the use or occupancy of the Property, or join in any extension agreement or agreement subordinating the lien or charge hereof.

(b)           So long as no Event of Default then exists, and Trustor obtains any required written joinders or consents from any other parties who have interests in any relevant portions of the Real Property, Beneficiary shall not unreasonably withhold its consent to, approval of or joinder (on a quitclaim basis only, without creating potential liability for Beneficiary) in any customary and standard roadway or utility easements or similar dedications that are reasonably necessary to complete the improvements, or to otherwise properly develop the Real Property, or to satisfy any customary and standard Governmental Requirements.  To the extent any such easements or dedications are granted or made without receipt by Trustor of consideration therefor, Beneficiary shall provide appropriate partial releases from the lien of this Deed of Trust without charge to Trustor except for the reimbursement of any Beneficiary costs and expenses in connection therewith.

32.          Acceptance of Trust; Trustee Resignation; Notification of Sale.  Trustee accepts the trust created hereby, which shall be irrevocable by Trustor, when this Deed of Trust, executed and acknowledged, is recorded as provided by Governmental Requirements.  Trustee may resign at any time by giving notice thereof to Beneficiary as provided by Governmental Requirements.  Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party, unless brought by Trustee.

33.          Successor Trustee.  Beneficiary may, from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, in the manner provided by law.  Such writing, upon recordation, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all its title.

34.          Additional Security.  The taking or acceptance of this Deed of Trust by Beneficiary shall in no event be considered to constitute a waiver of, or in any way affect or impair, any other security that Beneficiary may have, acquire simultaneously herewith, or hereafter acquire for the Deed of Trust Obligations, nor shall the taking at any time by Beneficiary of any such additional security be construed to constitute a waiver of, or in any way affect or impair, the security of this Deed of Trust.  Beneficiary may resort to its several securities for the payment of the Deed of Trust Obligations in such order and manner as it may deem appropriate.

35.          Construction of Agreement; Definitions.  This Deed of Trust shall apply to the parties according to the context hereof, without regard to the number or gender of words or expressions used herein.  The captions of paragraphs in this Deed of Trust are for convenience and reference only, and in no way define or limit the scope or intent of this Deed of Trust or the provisions of such paragraphs.  This Deed of Trust shall be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice or deliberately chosen not to be so represented, in the negotiation of this Deed of Trust, neither this Deed of Trust nor any provision thereof shall be construed for or against either party by reason of the identity of the party drafting the same.  As used in this Deed of Trust, the term(s): (a) “include” or “including” shall mean without limitation by reason of enumeration; (b) “herein,” “hereunder,” “hereof,” “hereinafter” or similar terms refer to this Deed of Trust as a whole rather than to any particular paragraph; (c) “person” includes a corporation, trust, partnership, limited liability company, association, governmental authority or other entity, as well as a natural person; and (d) “Trustor” shall include all persons or entities named in this Deed of Trust as Trustors, severally and collectively, and any subsequent owner of all or any portion of the Property, and their liability under this Deed of Trust shall be joint and several (however, the foregoing shall in no way constitute or imply Beneficiary’s consent to any transfer of the ownership of the Property or any portion thereof).

36.          Time of the Essence; Successors and Assigns.  Time is of the essence hereof.  Without limitation of the restrictions on transfer described in Section 13 above, this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, personal representatives, legatees, devisees, successors and assigns.

37.          Governing Law.  This Deed of Trust is delivered in, relates to real property located in, and shall be governed by and construed according to the substantive laws and judicial decisions of the State of Utah (regardless of Utah conflict of laws principles or the location, residence, domicile or place of business of Trustor or any constituent principal thereof) and applicable federal laws, rules and regulations.

38.          Notices.  Except as provided in Section 21 hereof with respect to Trustee’s exercise of the power of sale contained herein or as otherwise required by Governmental Requirements, all notices required or permitted to be given hereunder shall be given as provided in the Loan Agreement.

39.          Amendment.  This Deed of Trust may not be amended or changed except by a written agreement signed by Trustor and Beneficiary, subject to the limitations set forth in Section 10.9 of the Loan Agreement.

40.          Severability; Enforceability.

(a)           Each covenant, provision and condition of this Deed of Trust shall be interpreted so as to be valid and effective under applicable Governmental Requirements.  If any such covenant, provision or condition is held to be void or invalid, the same shall not affect the remainder hereof, which shall be valid and effective as though the void or invalid covenant, provision or condition had not been contained herein.

(b)           Should this Deed of Trust be or ever become ineffective as a deed of trust, then it shall be construed and enforceable as a mortgage (with Trustor as the mortgagor and Beneficiary as the mortgagee).

(c)           If the lien of this Deed of Trust is invalid or unenforceable (either as a deed of trust or as a mortgage) as to any part of the Deed of Trust Obligations, or if the lien is invalid or unenforceable as to any portion of the Property, the unsecured or partially secured portion of the Deed of Trust Obligations shall be completely paid prior to the payment of the remaining secured or partially secured portion of the Deed of Trust Obligations.  All payments made on the Deed of Trust Obligations, whether voluntary or pursuant to foreclosure or some other enforcement action or procedure taken hereunder, shall be considered to have been first applied to the full payment of that portion of the Deed of Trust Obligations which is not secured or fully secured by the lien of this Deed of Trust.

41.          Subrogation.  Beneficiary shall be subrogated to the rights and lien, whether or not released of record, of the owner or holder of each and every encumbrance or lien paid from the proceeds of the loan or advances secured hereby, and such loan or advances have been or will be advanced, if at all, at Trustor’s request.

42.          Incorporation of Exhibits.  Any exhibit attached hereto is hereby incorporated herein and made a part hereof for all purposes, and references in this Deed of Trust to such exhibits shall be deemed to include this reference and incorporation.

43.          Declarations and Associations.  The assignment herein by Trustor to Beneficiary of the rights of Trustor with respect to any declaration of covenants, conditions and restrictions, any design review or architectural control committee and any owners’ or similar association, together with any voting rights therein, shall be for the purpose of security only and shall not impose any duty or obligation on Beneficiary with respect to any such matters unless expressly assumed by Beneficiary in a writing which is recorded.  Trustor shall not give any consent, approval or permission under the terms of any declaration of covenants, conditions and restrictions without the prior written consent of Beneficiary.

44.          No Offset.  All sums comprising the Deed of Trust Obligations payable by Trustor shall be paid without notice, demand, offset, deduction, counterclaim, defense, abatement, suspension, diminution or reduction.  Trustor’s obligation to do so shall not be released, discharged or otherwise diminished by reason of: (a) any damage to or destruction of, or any condemnation or similar taking of, the Property or any portion thereof; (b) any restriction or prevention of, or interference with, the use of the Property or any portion thereof; (c) any title defect or encumbrance, or any eviction from the Property or any portion thereof by the holder of superior title or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, dissolution, liquidation or similar proceeding relating to Trustor, Beneficiary or any Bank, or any action taken with respect to this Deed of Trust by any trustee or receiver of Trustor, Beneficiary or any Bank, or by any court, in any such proceeding; (e) any claim that Trustor may now or in the future have against Beneficiary or any Bank; (f) any default or failure on the part of Beneficiary or any Bank to perform or comply with any of the terms of this Deed of Trust or any other loan document with Trustor; or (g) any other similar or dissimilar occurrence.  Beneficiary’s or any Bank’s acceptance of any payment in an amount less than the amount then due and owing under the Loan Documents shall be deemed an acceptance on account only, and shall not in any way constitute an accord and satisfaction or a waiver, or impair Beneficiary’s or any Bank’s ability to treat a Default or an Event of Default as continuing to exist.

45.          No Merger.  If the interests of Beneficiary and Trustor under this Deed of Trust shall at any time become vested in Beneficiary, by reason of foreclosure or otherwise, the lien of this Deed of Trust shall not be destroyed or terminated by application of the doctrine of merger and, in such event, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates, unless otherwise consented to in writing by Beneficiary.

46.          Multiple Advances.  The proceeds of the obligation secured by this Deed of Trust may be advanced in multiple installments at different times subsequent to the recordation of this Deed of Trust.  Each advance made subsequent to the initial advance shall be deemed to be “obligatory” in nature (subject to conditions precedent for advances) and shall be secured in the same lien priority position as the initial advance.  If for any reason a court of competent jurisdiction should determine the foregoing sentence to be unenforceable, then all amounts advanced by Beneficiary or any Bank as of the time that a third party acquires or provides notice of (whichever action such court may require) an interest in the property encumbered by this Deed of Trust shall continue to be secured in a first priority lien position (subject only to the existing lien of Beneficiary), and amounts advanced by Beneficiary or any Bank after the acquisition or giving notice of (as applicable) the intervening interest (except for amounts determined by the court to be senior to the intervening interest, even though advanced by Beneficiary or any Bank after the recordation or giving notice of the intervening interest) shall be secured in a position junior to the intervening interest.  The foregoing sentence shall not be construed to permit any person or entity to acquire an intervening interest without Beneficiary’s or Banks’ consent, to acknowledge that any or all of the secured obligation will be subordinate to intervening interests, or to excuse any party that may obtain an intervening interest from complying with the requirements of applicable Governmental Requirements for giving actual notice to Beneficiary or any Bank or for taking other necessary measures to establish its lien priority over subsequently advanced amounts, and the holder of any intervening interest will be charged with notice of the provisions of this paragraph to the fullest extent allowed by law.  Rather, the intent of this paragraph is to ensure that in no circumstance will the provisions of this Deed of Trust securing other and subsequent advances in the same lien priority as the initial advance hereunder impair or adversely affect the priority that Beneficiary would have had absent those provisions.

**Signature on following page**

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first set forth above.

“Trustor”

O.COM LAND, LLC
a Utah limited liability company

By:	/s/ Carter Lee
Name:	Carter Lee
Title:	Manager

STATE OF UTAH	)
: ss
COUNTY OF SALT LAKE	)

The foregoing instrument was acknowledged before me this 15th day of October, 2014, by Carter Lee, the manager of O.COM LAND, LLC, a Utah limited liability company, on behalf of such limited liability company.

/s/ Kateel Whitehead
NOTARY PUBLIC
Residing at Salt Lake

EXHIBIT A

LEGAL DESCRIPTION

That certain real property located in Salt Lake County, Utah, more particularly described as follows:

PARCEL 1:

A PORTION OF PARCEL “A”, VIEW 72 RETAIL SUBDIVISION AMENDED, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT BEING SOUTH 00°17’30” WEST 2,022.66 FEET ALONG THE SECTION LINE AND NORTH 89°42’30” WEST 617.34 FEET FROM THE NORTHEAST CORNER OF SECTION 26, TOWNSHIP 2 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN; AND RUNNING THENCE SOUTH 00°17’30” WEST 464.63 FEET TO THE NORTH LINE OF THE UTAH TRANSIT AUTHORITY CORRIDOR; THENCE SOUTH 83°51’00” WEST 1,014.92 FEET ALONG THE NORTH LINE OF SAID UTAH TRANSIT AUTHORITY CORRIDOR TO THE EASTERLY RIGHT-OF-WAY LINE OF BINGHAM JUNCTION BOULEVARD; THENCE NORTH 06°11’37” WEST 169.67 FEET ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID BINGHAM JUNCTION BOULEVARD; THENCE NORTHEASTERLY 637.50 FEET ALONG THE ARC OF A 1,327.00 FOOT RADIUS CURVE TO THE RIGHT (CENTER BEARS NORTH 83°48’23” EAST AND THE CHORD BEARS NORTH 07°34’08” EAST 631.38 FEET WITH A CENTRAL ANGLE OF 27°31’30”) ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID BINGHAM JUNCTION BOULEVARD; THENCE SOUTH 68°31’47” EAST 311.79 FEET; THENCE SOUTHEASTERLY 567.76 FEET ALONG THE ARC OF A 1,536.00 FOOT RADIUS CURVE TO THE LEFT (CENTER BEARS NORTH 21°28’13” EAST AND THE CHORD BEARS SOUTH 79°07’09” EAST 564.53 FEET WITH A CENTRAL ANGLE F 21°10’43”); THENCE SOUTH 89°42’30” EAST 102.05 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

LOT 10, VIEW 72 RETAIL SUBDIVISION AMENDED, ACCORDING TO THE PLAT THEREOF AS RECORDED IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER.

Tax Parcel Nos.: 21-26-276-003-0000 and 21-26-279-002-0000

EXHIBIT B

FINANCING STATEMENT INFORMATION

The Beneficiary/Secured Party is:

U.S. Bank National Association

170 South Main Street, 6th Floor

Salt Lake City, Utah  84101

The Debtor is (individually and collectively):

O.com Land, LLC

6350 South 3000 East

Salt Lake City, Utah 84121

The Collateral is the Personal Property (including all fixtures) described in this Deed of Trust.